EXHIBIT 99.1

The Smart Retail Business

of ISM Connect, LLC

Abbreviated Financial Statements

Independent Auditor's Report

Board of Directors

Smith Micro Software, Inc. and Subsidiaries

Report on the Financial Statements

We have audited the accompanying abbreviated financial statements of the Smart Retail Business of ISM Connect, LLC (the “Company”), which comprise the abbreviated statement of assets acquired and liabilities assumed as of December 31, 2018, and the related abbreviated statement of revenues and direct expenses for the year ended December 31, 2018 (collectively, the abbreviated financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these abbreviated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these abbreviated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the abbreviated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Smart Retail Business of ISM Connect, LLC as of December 31, 2018, and its revenues and direct expenses for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1, the accompanying abbreviated financial statements were prepared in accordance with the Securities and Exchange Commission’s waiver received by Smith Micro Software, Inc. and Subsidiaries, for the purposes of complying with Rule 8-04 of Regulation S-X and for inclusion in a Form 8-K/A to be filed by Smith Micro Software, Inc. and Subsidiaries, and are not intended to be a complete presentation of the Smart Retail Business of ISM Connect, LLC’s assets, liabilities, revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ SingerLewak LLP

March 27, 2019

The Smart Retail Business

of ISM Connect, LLC

Abbreviated Statement of Assets Acquired and Liabilities Assumed

December 31, 2018
(In thousands)
ASSETS ACQUIRED
Costs incurred on projects not complete	$48
LIABILITIES ASSUMED
Deferred revenue	212
NET LIABILITIES ASSUMED	$164

The accompanying notes are an integral part of the abbreviated financial statements.

The Smart Retail Business

of ISM Connect, LLC

Abbreviated Statement of Revenue and Direct Expenses

Year Ended
December 31, 2018
(In thousands)
Revenue	$3,801
Cost of revenues	127
Gross profit	3,674
Direct expenses:
Sales and marketing	471
Research & development	1,197
General & administrative	27
Revenue in excess of cost of revenues and direct expenses	$1,979

The accompanying notes are an integral part of the abbreviated financial statements.

The Smart Retail Business

of ISM Connect, LLC

Notes to Abbreviated Financial Statements

1.	Business Overview and Basis of Presentation

ISM Connect, LLC (“ISM” or “Company”), a Nevada limited liability company, is an industry innovator building fully-integrated networks of smart engagement technology. ISM’s network modernizes the way fans experience events, brands connect with fans and venues deliver experiences.

On December 18, 2018, Smith Micro Software, Inc. (“Smith Micro”) entered into an Asset Purchase Agreement to acquire certain assets and liabilities of the Smart Retail Business of ISM Connect, LLC (“Smart Retail” or “Acquired Business”). On January 9, 2019, the acquisition of Smart Retail was completed at a purchase price of approximately $9.1 million, consisting of $4.0 million payable in cash and $5.1 million payable through the issuance of Smith Micro common stock. The Smart Retail platform enables wireless carriers and retailers to bring devices to life with on-screen, interactive demos that deliver consistent, targeted and secure content, including messaging and advertising campaigns. Smart Retail will be a substantial augmentation to Smith Micro’s business and a logical addition to a product line that targets wireless carriers. This acquisition will deliver a new, growing revenue stream and an expanded customer base.

The accompanying abbreviated financial statements, which are comprised of the statement of assets acquired and liabilities assumed as of December 31, 2018, and a statement of revenue and direct expenses for the year ended December 31, 2018, are presented on a historical cost basis. The statement of revenue and direct expenses includes revenue and expenses directly attributable to the specific Smart Retail business acquired. Direct expenses include both sales and marketing and other administrative costs.

These abbreviated financial statements have been prepared for the purpose of supporting Smith Micro in complying with Rule 8-04 of the U.S. Securities and Exchange Commission’s Regulation S-X (SEC) (Rule 8-04) and in accordance with an SEC waiver received by Smith Micro for the purposes of Smith Micro complying with Rule 8-04.

Smith Micro believes it is impractical to prepare full stand-alone or carve-out financial statements for Smart Retail in accordance with Reg S-X of the SEC due to the following reasons:

•	The Acquired Business is not comprised of separate legal entities and has not been accounted for as a separate entity, subsidiary or division of ISM’s overall business.
•	ISM did not manage the Acquired Business as a stand-alone business.

•	Stand-alone or carve-out financial statements of the Acquired Business have not previously been prepared.
•	The Acquired Business was a small, non-strategic product line of ISM’s overall business.
•

ISM has never allocated corporate expenses to the Acquired Business, including interest expense, corporate overhead expenses and income taxes. This information is not readily available and any allocation would be subjective and may not be relevant due to differences in corporate structures between ISM and Smith Micro.

•	ISM did not separately distinguish cash flow requirements or operating, investing or financing activities of the Acquired Business.

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X of the SEC. These abbreviated financial statements may not be indicative of what they would have been had Smart Retail been an independent stand-alone entity, nor are they necessarily indicative of future results of the operation going forward due to the omission of various operating expenses.

2.	Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the reported amounts in the abbreviated financial statements and accompanying notes. Actual amounts could differ from those estimated amounts. Significant estimates inherent in the preparation of these financial statements include, but are not limited to, the estimation of direct costs paid by Smart Retail.

Revenue Recognition

The Company derives its revenues from two sources: (1) subscription license revenues, which are comprised of subscription fees from customers accessing the Company’s cloud based services and from customers paying for additional support beyond the standard support that is included in the basic subscription fees; and (2) related professional services such as configuration, enhancements and upgrades.

The Company commences revenue recognition when all of the following conditions are satisfied:

•	there is persuasive evidence of an arrangement
•	the service has been or is being provided to the customer
•	the collection of the fees is reasonably assured; and
•	the amount of fees to be paid by the customer is fixed or determinable.

Subscription and Support Revenues

The Company’s subscription license service arrangements do not contain refund-type provisions. Subscription and support revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date the Company’s service is made available to customers. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

Professional Services

The Company’s professional services contracts are either on a time and materials or fixed basis. These revenues are recognized as the services are rendered for time and materials contracts, when the milestones are achieved and accepted by the customer or on a proportional performance basis for fixed price contracts.

Cost of Revenue

Cost of revenue consists primarily of direct costs associated with the Company’s software platform and direct operations, certain outside services providers, software and hardware costs.

Sales and Marketing

Sales and marketing expenses consist primarily of wages and benefits for sales and marketing personnel, outside services, travel and entertainment and general miscellaneous expenses.

Research and Development

Research and development expenses consist primarily of costs associated with the development and execution of the Company’s software platform, including wages and benefits for personnel, outside services, taxes and fees, travel and entertainment expenses.

General and Administrative

General and Administrative expenses consist primarily of general miscellaneous expense related to travel.

Accrued Liabilities

No accrued liabilities have been assumed. Employees who remain with the Acquired Business have been hired as new employees by Smith Micro.

Income Taxes

The statement of revenue and direct expenses does not include a provision for income taxes.

Customer Concentrations

The Acquired Business predominantly consists of arrangements with two leading wireless service providers. No issues with creditworthiness are expected.

Commitments and Contingencies

Smith Micro will be committed to continue services to current Smart Retail customers. Assets acquired and liabilities assumed are directly related to Smith Micro’s commitment to continue service of the current Smart Retail customers.

3.	Subsequent Events

Subsequent events have been evaluated through March 27, 2019, the date these abbreviated financial statements were available to be issued. Other than the transaction discussed in Note 1, there were no material subsequent events which would warrant inclusion in the abbreviated financial statements.